LAZARD REPORTS FIRST-QUARTER 2024 RESULTS
•Record first-quarter firm-wide adjusted net revenue
•Record first-quarter Financial Advisory adjusted net revenue
•Asset Management quarter end AUM increased 8% year-over-year

NEW YORK, April 25, 2024 – Lazard, Inc. (NYSE: LAZ) today reported net revenue of $765 million and adjusted net revenue1 of $747 million for the quarter ended March 31, 2024. On a U.S. GAAP basis, first-quarter 2024 net income was $36 million or $0.35 per share, diluted. Adjusted net income2 was $67 million, or $0.66 per share, diluted, for the quarter.

“Lazard’s record first-quarter revenue reflects an improving M&A environment and reinforces our outlook for a productive year ahead, as we continue to make strides in executing our long-term strategic plan,” said Peter R. Orszag, Chief Executive Officer, Lazard. “This quarter’s strong results also reflect our ability to deliver diversified asset management solutions for our clients while evolving the business into newer areas of opportunity. With increasing momentum across the firm, we remain focused on serving clients, winning new business, and delivering long-term value for our shareholders.”

(Selected results, $ in millions,	Quarter Ended
except per share data and AUM)	March 31,

U.S. GAAP Financial Measures	2024	2023	%'24-'23
Net Revenue	$765	$542	41%
Financial Advisory	$454	$278	63%
Asset Management	$295	$284	4%

Net Income (Loss)	$36	($22)	NM
Per share, diluted	$0.35	($0.27)	NM

Adjusted Financial Measures[1,2]
Net Revenue	$747	$527	42%
Financial Advisory	$447	$274	63%
Asset Management	$276	$265	4%

Net Income (Loss)	$67	($23)	NM
Per share, diluted	$0.66	($0.26)	NM

Assets Under Management ($ in billions)
Ending AUM	$250	$232	8%
Average AUM	$247	$227	9%

Media Contact:	Shannon Houston	+1 212 632 6880	shannon.houston@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com
Note: Endnotes are on page 4 of this release. Reconciliations of U.S. GAAP to Adjusted results are shown on pages 10-12.

NET REVENUE
Financial Advisory
Financial Advisory net revenue and adjusted net revenue1 were $454 million and $447 million, respectively, for the first quarter of 2024, both 63% higher than the first quarter of 2023.

During and since the first quarter of 2024, Lazard has been engaged in significant and complex M&A transactions globally, including the following (clients are in italics): Orange on the combination of its and Masmovil’s operations in Spain, with a combined enterprise value of €18.6 billion; ImmunoGen’s $10.1 billion acquisition by AbbVie; CymaBay Therapeutic’s $4.3 billion acquisition by Gilead; Vitesco Technologies' €3.0 billion merger agreement with Schaeffler; Saint-Gobain's AUD 4.5 billion agreement to acquire CSR Limited in Australia; LXi’s £1.8 billion merger with LondonMetric; Hotel Chocolat's £570 million acquisition by a subsidiary of Mars, Inc.; Blue Stream Fiber’s investment from Sixth Street Partners; IBM’s sale of The Weather Company assets to Francisco Partners; Pagero on the company's SEK 8.1 billion sale to Thomson Reuters; Officine Maccaferri's sale to Ambienta SGR; QuattroR's acquisition of a 50% controlling stake in Massimo Zanetti Beverage Group and Terra-Gen on the announced sale of a 50% stake in the company held by Energy Capital Partners to Masdar.
Lazard's preeminent restructuring and liability management practices have been engaged in a broad range of complex restructuring and debt advisory assignments, including company roles involving Enviva, Inversiones Latin America Power and Tele Columbus and creditor and/or related party roles involving AFE, Avison Young, Endo Pharmaceuticals, Hilding Anders, JOANN, Loparex, Lumen Technologies, Orpea, Rite Aid and SVB Financial Group.

Our capital advisory and solutions practices remain active and engaged in assignments, including Wynnchurch Capital on the closing of its $3.5 billion Fund VI, Rubicon Founders on the closing of its ~$1.2 billion second healthcare fund, McCarthy Capital on the closing of its $870 million private equity fund and Sodexo in connection with the €3.8 billion listing of Pluxee on Euronext Paris following its spin-off from the company. Our sovereign advisory practice continues to be active in advising governments and sovereign entities across developed and emerging markets.
For a list of publicly announced transactions please visit our website.

Asset Management
Asset Management net revenue and adjusted net revenue1 were $295 million and $276 million, respectively, for the first quarter of 2024, both 4% higher than the first quarter of 2023.
Management fees and other revenue, on an adjusted basis1, were $268 million, 3% and 4% higher, respectively, than the first quarter of 2023 and fourth quarter of 2023.
Incentive fees, on an adjusted basis1 during the period were $8 million, compared to $5 million for the first quarter of 2023.
Average assets under management (AUM) for the first quarter of 2024 were $247 billion, 9% higher than the first quarter of 2023, and 6% higher than the fourth quarter of 2023.
AUM as of March 31, 2024, was $250 billion, 2% higher than December 31, 2023 and 8% higher than March 31, 2023. The sequential change from December 31, 2023 was driven by market appreciation of $14.0 billion, foreign exchange depreciation of $3.6 billion and net outflows of $6.6 billion.
OPERATING EXPENSES
Compensation and Benefits
For the first quarter of 2024, compensation and benefits expense on a U.S. GAAP and adjusted basis1 were $551 million and $493 million, respectively, compared to $450 million and $399 million, respectively, for the first quarter of 2023. The adjusted compensation ratio3 for the first quarter of 2024 was 66.0%, compared to the first-quarter 2023 ratio of 75.7%.
We focus on the adjusted compensation ratio to manage costs, balancing a view of current conditions in the market for talent alongside our objective to drive long-term shareholder value. Our goal remains to deliver an adjusted compensation ratio over the cycle in the mid- to high-50s percentage range, while targeting a consistent deferral policy.
Non-Compensation Expenses
For the first quarter of 2024, non-compensation expenses on a U.S. GAAP and adjusted basis1 were $159 million and $134 million, both 6% lower than the first quarter of 2023, primarily reflecting lower professional services and other expenses.
The adjusted non-compensation ratio4 was 18.0% for the first quarter of 2024, compared to 27.0% for the first quarter of 2023.
Our goal remains to deliver an adjusted non-compensation ratio between 16% to 20% over the cycle.
TAXES
The provisions for income taxes, on a U.S. GAAP and adjusted basis1 were $14 million and $32 million, respectively, for the first quarter of 2024. The effective tax rate on an adjusted basis1 was 32.6% for the first quarter of 2024, compared to 32.1% for the first quarter of 2023.

CAPITAL MANAGEMENT AND BALANCE SHEET
In the first quarter of 2024, we issued $400 million of 6.0% Senior Notes due March 2031 to refinance the upcoming maturity of our 2025 Senior Notes.
In the first quarter of 2024, Lazard returned $121 million to shareholders, which included: $44 million in dividends; $22 million in share repurchases of our common stock; and $56 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In the first quarter of 2024, we repurchased 0.6 million shares at an average price of $38.97. As of March 31, 2024, our remaining share repurchase authorization was $178 million.
On April 24, 2024, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on May 17, 2024, to stockholders of record on May 6, 2024.
Lazard’s financial position remains strong. As of March 31, 2024, our cash and cash equivalents were $923 million.

ENDNOTES
Beginning in the first quarter of 2024, Lazard has updated the names of certain non-U.S. GAAP ("non-GAAP") measures and metrics. The nomenclature change did not result in any change to the components of our non-GAAP measures and metrics compared to prior periods. Reconciliations of U.S. GAAP to Adjusted results are shown on pages 10-12.
1A non-GAAP measure. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is a meaningful and useful way to compare our operating results across periods.
2First-quarter 2024 adjusted results1 exclude pre-tax charges of $48.7 million relating to expenses associated with cost-saving initiatives. Including the effect of taxes, these resulted in a net charge of $30.9 million, or $0.31, per share, diluted, for the first quarter of 2024.
3The adjusted compensation ratio is based on a calculation where the numerator is adjusted compensation and benefits expense and the denominator is adjusted net revenue.
4The adjusted non-compensation ratio is based on a calculation where the numerator is adjusted non-compensation expense and the denominator is adjusted net revenue.

CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on April 25, 2024, to discuss the company’s financial results for the first quarter of 2024. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-343-4136 (toll-free, U.S. and Canada) or +1 203-518-9843 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ124.
A replay of the conference call will be available by 10:00 a.m. ET, April 25, 2024, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-753-9197 (toll-free, U.S. and Canada) or +1 402-220-0689 (outside of the U.S. and Canada).
ABOUT LAZARD
Founded in 1848, Lazard is one of the world's preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. For more information, please visit www.lazard.com.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:
•A decline in general economic conditions or the global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels
•In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, or a failure to qualify for treaty benefits, or in the event tax authorities challenge our tax computations or classifications.
Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***
LAZ-EPE

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2024	2023	2023	2023	2023

Total revenue	$785,481	$825,763	$561,911	(5%)	40%
Interest expense	(20,728)	(19,742)	(19,475)
Net revenue	764,753	806,021	542,436	(5%)	41%
Operating expenses:
Compensation and benefits	550,824	559,207	449,967	(1%)	22%

Occupancy and equipment	32,857	33,436	31,773
Marketing and business development	23,599	27,259	22,762
Technology and information services	44,917	47,363	44,040
Professional services	19,880	23,129	24,326
Fund administration and outsourced services	26,140	27,450	26,576
Amortization and other acquisition-related costs	68	95	48
Other	11,907	19,644	20,303
Non-compensation expenses	159,368	178,376	169,828	(11%)	(6%)
Benefit pursuant to tax receivable agreement	–	(3,459)	(40,435)
Operating expenses	710,192	734,124	579,360	(3%)	23%

Operating income (loss)	54,561	71,897	(36,924)	(24%)	NM

Provision (benefit) for income taxes	14,337	403	(21,725)	NM	NM
Net income (loss)	40,224	71,494	(15,199)	(44%)	NM
Net income attributable to noncontrolling interests	4,469	7,927	6,973
Net income (loss) attributable to Lazard, Inc.	$35,755	$63,567	($22,172)	(44%)	NM

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	91,260,465	90,228,532	87,591,852	1%	4%
Diluted	99,351,769	94,989,330	87,591,852	5%	13%

Net income (loss) per share:
Basic	$0.38	$0.69	($0.27)	(45%)	NM
Diluted	$0.35	$0.65	($0.27)	(46%)	NM

Note: For the three month periods ended March 31, 2024, December 31, 2023 and March 31, 2023, Financial Advisory net revenue was $453,507, $489,258 and $277,574, respectively; Asset Management net revenue was $295,476, $294,284 and $284,044, respectively; Corporate net revenue (loss) was $15,770, $22,479 and ($19,182), respectively.

CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP - unaudited)

	March 31,	December 31,
($ in thousands)	2024	2023

ASSETS

Cash and cash equivalents	$923,247	$971,316
Deposits with banks and short-term investments	247,847	219,576
Restricted cash	33,558	34,091
Receivables	750,483	762,319
Investments	620,615	701,964
Property	227,539	232,516
Goodwill and other intangible assets	394,113	394,928
Operating lease right-of-use assets	389,884	407,213
Deferred tax assets	506,171	497,340
Other assets	493,513	414,518

Total Assets	$4,586,970	$4,635,781

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities

Deposits and other customer payables	$536,343	$443,262
Accrued compensation and benefits	495,923	781,375
Operating lease liabilities	467,351	485,191
Tax receivable agreement obligation	115,001	115,087
Senior debt	1,851,444	1,690,200
Other liabilities	583,902	550,804
Total liabilities	4,049,964	4,065,919

Commitments and contingencies

Redeemable noncontrolling interests	88,475	87,675

Stockholders' equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	134,573	247,204
Retained earnings	1,384,829	1,402,636
Accumulated other comprehensive loss, net of tax	(303,995)	(289,950)
Subtotal	1,216,535	1,361,018
Class A common stock held by subsidiaries, at cost	(823,821)	(937,259)
Total Lazard, Inc. stockholders' equity	392,714	423,759
Noncontrolling interests	55,817	58,428
Total stockholders' equity	448,531	482,187

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,586,970	$4,635,781

Note: "Property" includes $71 million and $73 million of property held for sale at March 31, 2024 and December 31, 2023, respectively.

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Adjusted Basis - Non-GAAP - unaudited)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2024	2023	2023	2023	2023

Net Revenue:

Financial Advisory	$446,634	$477,366	$273,861	(6%)	63%
Asset Management	275,934	273,694	264,645	1%	4%
Corporate	23,997	9,898	(11,488)	142%	NM

Adjusted net revenue (b)	$746,565	$760,958	$527,018	(2%)	42%

Expenses:

Adjusted compensation and benefits expense (c)	$492,733	$515,724	$399,090	(4%)	23%
Adjusted compensation ratio	66.0%	67.8%	75.7%

Adjusted non-compensation expenses (d)	$134,293	$148,119	$142,258	(9%)	(6%)
Adjusted non-compensation ratio	18.0%	19.5%	27.0%

Earnings:

Adjusted operating income (loss) (e)	$119,539	$97,115	($14,330)	23%	NM
Adjusted operating margin (f)	16.0%	12.8%	(2.7%)

Adjusted net income (loss) (g)	$66,606	$65,011	($22,948)	2%	NM

Adjusted diluted net income (loss) per share	$0.66	$0.66	($0.26)	–%	NM

Adjusted diluted weighted average shares (h)	101,532,219	99,154,021	87,591,852	2%	16%

Adjusted effective tax rate (i)	32.6%	16.0%	32.1%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

ASSETS UNDER MANAGEMENT
(unaudited)

($ in millions)	As of			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2024	2023	2023	2023	2023

Equity:
Emerging Markets	$24,779	$25,288	$23,692	(2.0%)	4.6%
Global	55,544	53,528	49,797	3.8%	11.5%
Local	54,841	52,208	49,887	5.0%	9.9%
Multi-Regional	60,089	59,114	55,252	1.6%	8.8%
Total Equity	195,253	190,138	178,628	2.7%	9.3%
Fixed Income:
Emerging Markets	9,080	9,525	9,164	(4.7%)	(0.9%)
Global	10,664	10,762	11,322	(0.9%)	(5.8%)
Local	6,378	6,080	6,002	4.9%	6.3%
Multi-Regional	21,098	21,740	18,973	(3.0%)	11.2%
Total Fixed Income	47,220	48,107	45,461	(1.8%)	3.9%
Alternative Investments	3,201	3,330	4,111	(3.9%)	(22.1%)
Other Alternative Investments	2,643	2,799	2,479	(5.6%)	6.6%
Private Equity	1,486	1,623	821	(8.4%)	81.0%
Cash Management	629	654	640	(3.8%)	(1.7%)
Total AUM	$250,432	$246,651	$232,140	1.5%	7.9%

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2024	2023	2023	2023	2023

AUM - Beginning of Period	$246,651	$228,264	$216,125

Net Flows	(6,630)	(3,550)	2,999
Market and foreign exchange
appreciation	10,411	21,937	13,016

AUM - End of Period	$250,432	$246,651	$232,140

Average AUM	$246,950	$233,949	$226,849	5.6%	8.9%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS (a)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2024	2023	2023

Net Revenue
Financial Advisory net revenue - U.S. GAAP Basis	$453,507	$489,258	$277,574
Adjustments:
(Gains) losses associated with cost-saving initiatives (j)	587	(340)	–
Reimbursable deal costs, bad debt expense and other (k)	(7,501)	(11,581)	(3,781)
Interest expense	41	29	68

Adjusted Financial Advisory net revenue	$446,634	$477,366	$273,861

Asset Management net revenue - U.S. GAAP Basis	$295,476	$294,284	$284,044
Adjustments:
Revenue related to noncontrolling interests (l)	(4,097)	(3,392)	(4,002)
Distribution fees and other (k)	(15,448)	(17,201)	(15,400)
Interest expense	3	3	3

Adjusted Asset Management net revenue	$275,934	$273,694	$264,645

Corporate net revenue (loss) - U.S. GAAP Basis	$15,770	$22,479	($19,182)
Adjustments:
Revenue related to noncontrolling interests (l)	(3,006)	(6,843)	(6,821)
Gains related to Lazard Fund Interests ("LFI") and other similar arrangements	(9,373)	(25,933)	(16,453)
Bad debt expense (k)	–	–	(7,500)
Asset impairment charges	–	–	19,129
Losses associated with cost-saving initiatives (j)	–	571	–
Interest expense	20,606	19,624	19,339

Adjusted Corporate net revenue (loss)	$23,997	$9,898	($11,488)

Net revenue - U.S. GAAP Basis	$764,753	$806,021	$542,436
Adjustments:
Revenue related to noncontrolling interests (l)	(7,103)	(10,235)	(10,823)
Gains related to Lazard Fund Interests ("LFI") and other similar arrangements	(9,373)	(25,933)	(16,453)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(22,949)	(28,782)	(26,681)
Asset impairment charges	–	–	19,129
Losses associated with cost-saving initiatives (j)	587	231	–
Interest expense	20,650	19,656	19,410

Adjusted net revenue (b)	$746,565	$760,958	$527,018

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS (a)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2024	2023	2023

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$550,824	$559,207	$449,967
Adjustments:
Charges pertaining to LFI and other similar arrangements	(9,373)	(25,933)	(16,453)
Expenses associated with cost-saving initiatives (m)	(46,610)	(15,814)	(20,740)
Expenses associated with senior management transition (n)	–	–	(10,674)
Compensation related to noncontrolling interests (l)	(2,108)	(1,736)	(3,010)

Adjusted compensation and benefits expense (c)	$492,733	$515,724	$399,090

Non-Compensation Expense
Non-compensation expenses - U.S. GAAP Basis	$159,368	$178,376	$169,828
Adjustments:
Expenses associated with cost-saving initiatives (m)	(1,532)	(807)	–
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(22,949)	(28,782)	(26,681)
Amortization and other acquisition-related costs	(68)	(95)	(48)
Non-compensation expense related to noncontrolling interests (l)	(526)	(573)	(841)

Adjusted non-compensation expenses (d)	$134,293	$148,119	$142,258

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$54,561	$71,897	($36,924)
Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (o)	–	(3,459)	(40,435)
Asset impairment charges	–	–	19,129
Losses associated with cost-saving initiatives (j)	587	231	–
Expenses associated with cost-saving initiatives (m)	48,142	16,621	20,740
Expenses associated with senior management transition (n)	–	–	10,674
Net income related to noncontrolling interests (l)	(4,469)	(7,927)	(6,973)
Interest expense	20,650	19,656	19,410
Amortization and other acquisition-related costs	68	96	49

Adjusted operating income (loss) (e)	$119,539	$97,115	($14,330)

Provision for Income Taxes
Provision (benefit) for income taxes - U.S. GAAP Basis	$14,337	$403	($21,725)
Adjustments:
Tax effect of adjustments	17,878	11,949	10,884

Adjusted provision (benefit) for income taxes	$32,215	$12,352	($10,841)

Net Income attributable to Lazard, Inc.
Net income (loss) attributable to Lazard, Inc. - U.S. GAAP Basis	$35,755	$63,567	($22,172)
Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (o)	–	(3,459)	(40,435)
Asset impairment charges	–	–	19,129
Losses associated with cost-saving initiatives (j)	587	231	–
Expenses associated with cost-saving initiatives (m)	48,142	16,621	20,740
Expenses associated with senior management transition (n)	–	–	10,674
Tax effect of adjustments	(17,878)	(11,949)	(10,884)

Adjusted net income (loss) (g)	$66,606	$65,011	($22,948)

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	99,351,769	94,989,330	87,591,852
Adjustment: participating securities including profits interest participation rights and other	2,180,450	4,164,691	–

Adjusted Diluted Weighted Average Shares Outstanding (h)	101,532,219	99,154,021	87,591,852

Diluted net income (loss) per share:
U.S. GAAP Basis	$0.35	$0.65	($0.27)
Adjusted Basis	$0.66	$0.66	($0.26)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2024	2023	2023

Non-compensation expenses - U.S. GAAP Basis:
Occupancy and equipment	$32,857	$33,436	$31,773
Marketing and business development	23,599	27,259	22,762
Technology and information services	44,917	47,363	44,040
Professional services	19,880	23,129	24,326
Fund administration and outsourced services	26,140	27,450	26,576
Amortization and other acquisition-related costs	68	95	48
Other	11,907	19,644	20,303
Non-compensation expenses - U.S. GAAP Basis	$159,368	$178,376	$169,828

Non-compensation expense - Adjustments:
Occupancy and equipment (l) (m)	($1,573)	($197)	($61)
Marketing and business development (k) (l)	(2,079)	(3,748)	(2,728)
Technology and information services (k) (l) (m)	(35)	(149)	(73)
Professional services (k) (l) (m)	(873)	(1,306)	(1,402)
Fund administration and outsourced services (k) (l)	(15,035)	(16,546)	(14,979)
Amortization and other acquisition-related costs	(68)	(95)	(48)
Other (k) (l) (m)	(5,412)	(8,216)	(8,279)
Subtotal non-compensation adjustments	($25,075)	($30,257)	($27,570)

Adjusted non-compensation expenses:
Occupancy and equipment	$31,284	$33,239	$31,712
Marketing and business development	21,520	23,511	20,034
Technology and information services	44,882	47,214	43,967
Professional services	19,007	21,823	22,924
Fund administration and outsourced services	11,105	10,904	11,597
Amortization and other acquisition-related costs	–	–	–
Other	6,495	11,428	12,024
Adjusted non-compensation expenses (d)	$134,293	$148,119	$142,258

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD, Inc.
Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods. Beginning in the first quarter of 2024, Lazard has updated the names of certain non-GAAP measures and metrics. The nomenclature change did not result in any change to the components of our non-GAAP measures and metrics compared to prior periods.

(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (l) below), (ii) gains related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iv) for the three month period ended March 31, 2023, asset impairment charges, (v) for the three month periods ended March 31, 2024 and December 31, 2023, losses associated with cost-saving initiatives (see (j) below), and (vi) interest expense primarily related to corporate financing activities.

(c)	A non-GAAP measure which excludes (i) charges related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) expenses associated with cost-saving initiatives (see (m) below), (iii) for the three month period ended March 31, 2023, expenses associated with senior management transition (see (n) below), and (iv) compensation and benefits related to noncontrolling interests (see (l) below).

(d)	A non-GAAP measure which excludes (i) for the three month periods ended March 31, 2024 and December 31, 2023, expenses associated with cost-saving initiatives (see (m) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iii) amortization and other acquisition-related costs, and (iv) expenses related to noncontrolling interests (see (l) below).

(e)	A non-GAAP measure which excludes (i) for the three month periods ended December 31, 2023 and March 31, 2023, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (o) below), (ii) for the three month period ended December 31, 2023, asset impairment charges, (iii) for the three month periods ended March 31, 2024 and December 31, 2023, losses associated with cost-saving initiatives (see (j) below), (iv) expenses associated with cost-saving initiatives (see (m) below), (v) for the three month period ended December 31, 2023, expenses associated with senior management transition (see (n) below), (vi) net revenue and expenses related to noncontrolling interests (see (l) below), (vii) interest expense primarily related to corporate financing activities, and (viii) amortization and other acquisition-related costs.

(f)	A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenue.

(g)	A non-GAAP measure which excludes (i) for the three month periods ended December 31, 2023 and March 31, 2023, a benefit pursuant to tax receivable agreement obligation (see (o) below), (ii) for the three month period ended December 31, 2023, asset impairment charges, (iii) for the three periods ended March 31, 2024 and December 31, 2023, losses associated with cost-saving initiatives (see (j) below), (iv) expenses associated with cost-saving initiatives (see (m) below), and (v) for the three month period ended December 31, 2023, expenses associated with senior management transition (see (n) below), net of tax benefits.

(h)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share. In addition, for the three month periods ended March 31, 2024 and December 31, 2023, includes dilutive effect of weighted average number of incremental shares of common stock issuable from share-based incentive compensation.

(i)	Adjusted effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income (loss), generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The calculation is based on a ratio where the numerator is the adjusted provision (benefit) for income taxes of $32,215, $12,352, and ($10,841) for the three month periods ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively, and the denominator is adjusted operating income (loss) less interest expense and amortization and other acquisition-related costs of $98,820, $77,363, and ($33,789) for the three month periods ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively.

(j)	Represents losses associated with the closing of certain offices as part of the cost-saving initiatives including the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss and transactions related to foreign currency exchange.

(k)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both adjusted net revenue and adjusted non-compensation expense, respectively, and excludes bad debt expense, which represents fees and other receivables that are deemed uncollectible.

(l)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(m)	Represents expenses associated with cost-saving initiatives including closing certain offices.

(n)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(o)	Pursuant to the periodic revaluation of the TRA liability and the assumptions reflected in the estimate, the revaluation had the effect of reducing the estimated liability under the TRA. As a result, the Company recorded a “benefit pursuant to tax receivable agreement” of $3,459 for the three month period ended December 31, 2023 and $40,435 for the three month period ended March 31, 2023.

NM	Not meaningful